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                                                                    EXHIBIT 23.2


            CONSENT OF ALMAGOR & CO. CPA (ISR), INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement pertaining to the 1998 Non-Officer Employee Stock Plan of our report dated January 22, 1998, with respect to the financial statements of DSP Semiconductors, Ltd. as of December 31, 1997 and for the year then ended, which was incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1997.

         However, the financial statements of DSP Semiconductors, Ltd. were not separately included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                  /s/ ALMAGOR & CO.
                                  Almagor & Co.
                                  Certified Public Accountants (Israel)




Tel Aviv, Israel
December 16, 1998